EXHIBIT 99


              PATRIOT TRANSPORTATION HOLDING, INC./NEWS

Contact: John E. Anderson
         Chief Executive Officer            904/396-5733, Ext. 101



PATRIOT TRANSPORTATION HOLDING, INC. ANNOUNCES RESTATED RESULTS OF
OPERATIONS.

Jacksonville, Florida; December 23, 2005 - Patriot Transportation Holding, Inc. (NASDAQ-PATR) announced today that it will revise its previously reported earnings results for the fiscal 2005 fourth quarter and full year and will restate its financial statements for certain prior periods. The impact of this restatement is to increase revenues, earnings before income taxes, net earnings and diluted earnings per common share. The adjustment has no impact on the Company's cash flows or loan compliance.

In November 2005, the Company initiated a review of certain aspects of its accounting practices regarding real estate leases. As a result of this review, the Company changed its practice related to scheduled rate increases on operating leases and restated certain historical financial information for prior periods to correct its lease accounting.

Historically, the Company has recognized rental revenue on a cash basis for real estate leases with scheduled annual rate increases of 3% or less. Based on a re-examination of the applicable accounting literature, the Company determined that the proper accounting practice is to recognize rental revenue on a straight line basis over the contractual term of the lease.

On December 22, 2005, the Audit Committee of the Board of Directors of the Company concluded that the Company will restate its consolidated statements of income, shareholders' equity and cash flows for the year ended September 30, 2003. For the year ended September 30, 2004, the Company will restate its consolidated statement of shareholder's equity, and its consolidated balance sheet as of September 30, 2004. There were not any differences related to corrections reported in the consolidated statements of income or cash flows for the year ended September 30, 2004. The restatement also affected periods prior to fiscal 2003. The impact of the restatement on such prior periods will be reflected as an addition of $810,000 to retained earnings as of September 30, 2002. The Company will also restate its quarterly results of operations for fiscal 2005.
As a result of the restatement, these financial statements should no longer be relied upon.





                                 Continued

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1801 Art Museum Drive /  Jacksonville, Florida  32207 / (904) 396-5733


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As a result of this restatement, the Company will adjust its financial results as follows (in thousands, except per share data):


                          Year Ended September 30, 2005
                          -----------------------------
                        As Previously
                          Reported    Adjustments  As Adjusted
                          --------    -----------  -----------

Total revenues         $   130,855        181        131,036
Gross profit                24,812        181         24,993
Operating profit            15,010        181         15,191
Income from continuing
 operations before tax      11,764        181         11,945
Provision for income
  taxes                      4,267         69          4,336
Income from continuing
 operations                  7,497        112          7,609
Net Income                   7,497        112          7,609

Earnings per common share:
Basic                  $      2.54       0.04           2.58
Diluted                $      2.47       0.03           2.50

Other assets                 5,422      1,608          7,030
Deferred income taxes       13,783        611         14,394
Retained earnings           79,507        997         80,504
Total shareholders'
 equity                    106,904        997        107,901


As a result of this restatement, the Company will adjust its financial results as follows (in thousands, except per share data):




                                Quarterly Results for the Year Ended September 30, 2005
                                -------------------------------------------------------
                         First Quarter      Second Quarter      Third Quarter      Fourth Quarter
                         -------------      --------------      -------------      --------------
                        As                 As                  As                As
                    Previously    As    Previously    As     Previously   As     Previously    As
                     Reported  Restated  Reported   Restated  Reported  Restated  Reported   Restated
                     --------  -------- ---------   --------  --------  --------  --------   --------

Revenues               31,374    31,419    32,014     32,059    33,061    33,106    34,406     34,452
Gross profit            5,917     5,962     5,669      5,714     6,807     6,852     6,420      6,465
Income from continuing
 Operations             1,656     1,684     1,545      1,573     2,112     2,140     2,184      2,212
Net income              1,656     1,684     1,545      1,573     2,112     2,140     2,184      2,212

Earnings per common share:
Basic                    0.56      0.57      0.52       0.53      0.71      0.72      0.74       0.75
Diluted                  0.55      0.56      0.51       0.52      0.69      0.70      0.71       0.72



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                                 Year Ended September 30, 2004
                                 -----------------------------
                      As Previously
                        Reported        Adjustments     As Restated
                        --------        -----------     -----------
Other assets          $    4,137              1,427           5,564
Deferred income taxes     15,767                542          16,309
Retained earnings         72,010                885          72,895
Total shareholders'
 equity                   98,087                885          98,972



                                 Year Ended September 30, 2003
                                 -----------------------------
                      As Previously
                        Reported        Adjustments     As Restated
                        --------        -----------     -----------
Total revenues        $  102,440                121         102,561
Gross profit              17,469                121          17,590
Operating profit           9,316                121           9,437
Income from continuing
 operations before tax     5,824                121           5,945
Provision for income
 taxes                     2,272                 46           2,318
Income from continuing
 operations                3,552                 75           3,627
 Net Income                4,575                 75           4,650

Earnings per common share:
Bas                   $     1.51               0.02            1.53
Diluted               $     1.49               0.02            1.51

Cash flows from operating activities:
Net income            $    4,575                 75           4,650
Deferred income taxes        879                 46             925
Net changes in operating
 assets and liabilities:
Other assets                (705)              (121)           (826)
Net cash provided by
 Operating activities     15,345                  -          15,345


The full impact of the restatement will be set forth in the Company's Annual Report on Form 10K which is expected to be filed by December 29, 2005.

Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include general business conditions; competitive factors; political, economic, regulatory and climatic conditions; driver availability and cost; regulations regarding driver qualifications and hours of service; freight demand for petroleum products and for building and construction materials in the Company's markets; risk insurance markets; demand for flexible warehouse/office facilities; interest rates; levels of mining activity; pricing; energy costs and technological changes. Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission.

Patriot Transportation Holding, Inc. is engaged in the transportation and real estate businesses. The Company's transportation business is conducted through two wholly owned subsidiaries. Florida Rock & Tank Lines, Inc. is a Southeastern transportation company concentrating in the hauling by motor carrier of liquid and dry bulk commodities. SunBelt Transport, Inc. serves the flatbed portion of the trucking industry in the Southeastern states, hauling primarily construction materials. The Company's real estate group, comprised of FRP Development Corp. and Florida Rock Properties, Inc., acquires, constructs, leases, operates and manages land and buildings to generate both current cash flows and long-term capital appreciation. The real estate group also owns real estate which is leased under mining royalty agreements or held for investment.


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